CERTIFICATE NO. 172

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS WARRANT AND THE UNDERLYING SECURITIES ARE RESTRICTED AND MAY NOT BE EXERCISED, OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED APPLICABLE FEDERAL (UNITED STATES), STATE AND FOREIGN SECURITIES LAWS, PURSUANT TO EITHER AN EFFECTIVE REGISTRATON STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

HOUSE OF BRUSSELS CHOCOLATES INC.
A NEVADA CORPORATION

COMMON STOCK PURCHASE WARRANT CERTIFICATE

August 3, 2004
1.	Issuance

THIS IS TO CERTIFY THAT, for value received, Harold D. Kahn of 230 West 56th Street - #66D, New York, NY 10019 (the "Holder"), shall have the right to purchase from HOUSE OF BRUSSELS CHOCOLATES INC., a Nevada corporation (the "Corporation"), One Hundred Thousand (100,000) fully paid and nonassessable shares of the Corporation's Common Stock (the "Common Stock") at an exercise price equal to $3.00 per share (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof, at any time until 5:00 P.M., Pacific time, on the 31st day of March, 2009 (the "Expiration Date").

2.	Exercise of Warrants

This Warrant is exercisable in whole or in partial allotments of no less than 1,000 shares at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of any fractional share, the Corporation shall make a cash payment equal to the then fair market value of such fractional share as determined by the Corporation's Board of Directors.

3.	Reservation of Shares

The Corporation hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

4.	Mutilation or Loss of Warrant

Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.	Rights of the Holder

The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Corporation, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Corporation except to the extent set forth herein.

6.	Protection Against Dilution

The Exercise Price and the number of shares which can be purchased by the Holder upon the exercise of this Warrant shall be subject to adjustment in the events and in the manner following:

(1)
If and whenever the shares at any time outstanding shall be subdivided into a greater or consolidated into a lesser number of shares, the Exercise Price shall be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation, the number of shares which can be purchased upon the exercise of this warrant certificate shall be increased or decreased proportionately as the case may be.

(2)
In case of any capital reorganization or of any reclassification of the capital of the Corporation or in case of the consolidation, merger or amalgamation of the Corporation with or into any other company, this Warrant shall after such capital reorganization, reclassification of capital, consolidation, merger of amalgamation confer the right to purchase the number of shares or other securities of the Corporation or of the Corporation resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the Holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, upon the exercise of this Warrant would have been entitled. On such capital reorganization, reclassification, consolidation, merger of amalgamation appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of this Warrant so that the provisions set forth herein shall thereafter be applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the exercise of this Warrant.

(3)
The rights of the Holder evidenced hereby are to purchase shares prior to or on the date set out on the face of this Warrant. If there shall, prior to the exercise of any of the rights evidenced hereby, be any reorganization of the authorized capital of the Corporation by way of consolidation, merger, subdivision, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of shares which may be purchased pursuant hereto or the price at which such shares may be purchased so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby. The Corporation shall have the sole and exclusive power to make such adjustments as it considers necessary and desirable.

(4)	The adjustments provided for herein in the subscription rights represented by this Warrant are cumulative.

7.	Registration Rights.

(a)
In the event that the Company proposes, at any time during the effective period of this Warrant, to file a registration statement on a general form of registration under the Securities Act and relating to securities issued or to be issued by it, then it shall give written notice of the proposal to the record owners of the Warrant and any shares of common stock, or other securities issued upon the exercise of the Warrant. If, within 30 days after giving this notice, the record owners of the Warrant or shares of common stock or other securities issued or issuable upon their exercise requests in writing that the shares of common stock issuable upon exercise of the Warrant be included in the proposed registration, the Company shall, at its own expense [except as set forth in

Section 7(c) below]), also register those securities as requested in writing; provided, however, that:

(i)
the record owners shall cooperate with the Company in the preparation of the registration statement to the extent required to furnish information concerning the record owners in the registration statement;

(ii)
if any underwriter is purchasing or arranging for the sale of the securities then being offered by the Company under the registration statement, then the record owners (A) shall agree to have the securities being registered sold to or by the underwriter on terms substantially equivalent to the terms upon which the Company is selling the securities it has registered, or (B) shall delay the sale of the securities for the 120-day period beginning on the effective date of the registration statement;

(iii)
the participation of a record owner in an underwritten offering shall be conditional upon the inclusion of the record owner's securities in the underwriting as provided in this Section. If the underwriter determines that marketing or other factors require limitation of the number of securities to be underwritten, the underwriter may limit the number of securities of selling shareholders (including the record owners) to be included in the underwriting. The number of securities to be included shall be allocated pro rata among all selling shareholders (including the record owners) requesting participation in the underwriting in proportion to the percentage of the total offering price of the securities included in the underwriting held by each selling shareholder; and any record owner who elects to withdraw a request made pursuant to this section may do so provided the request for withdrawal is made in writing and delivered to the Company and the underwriter, if any, at least five days prior to the effective date of the registration statement relating to the request. Any securities of the record owners withdrawn from a registration statement and any securities of a record owner who elects not to participate in an offering shall not be sold or transferred by the record owner in a public distribution for a period of 90 days after the effective date of the registration statement or any shorter period of time that the underwriter, if any, may permit.

(iv)
any record owner who elects to withdraw a request made pursuant to this section may do so provided the request for withdrawal is made in writing and delivered to the Company and the underwriter, if any, at least five days prior to the effective date of the registration statement relating to the request. Any securities of the record owners withdrawn from a registration statement and any securities of a record owner who elects not to participate in an offering shall not be sold or transferred by the record owner in a public distribution for a period of 90 days after the effective date of the registration statement or any shorter period of time that the underwriter, if any, may permit.

(b)	In connection with the filing of a registration statement pursuant to Section 7(a) of this Warrant, the Company shall:

(i)	notify the record owners of the filing of the registration statement and of all amendments to it filed prior to the effective date of the registration statement;

(ii)
notify the record owners of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed promptly upon learning this information;

(iii)
prepare and file without expense to the record owners any necessary amendment or supplement to the registration statement or prospectus that may be necessary to comply with '10(a)(3) of the Securities Act or that may be reasonable and advisable in connection with the proposed distribution of the securities by the record owners, unless the provisions of Section 7(c) are applicable;

(iv)
take all reasonable steps to qualify the shares of common stock or other securities being registered for sale under the securities or blue sky laws in a reasonable number of states as the registered owners may designate in writing and to register or obtain the approval of any federal or state authority that may be required in connection with the proposed distribution, except, in each case, in jurisdictions in which the Company must either qualify to do business or file a general consent to service of process as a condition to the qualification of the securities;

(v)	notify the registered owners of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove the stop order;

(vi)	undertake to keep the registration statement and prospectus effective for a reasonable period of time (not to exceed six months); and

(vii)
furnish to the registered owners, as soon as available, copies of any registration statement and each preliminary or final prospectus and any supplement or amendment required to be prepared pursuant to the prior provisions of Section 7 above, all in the quantities as the registered owners may from time to time reasonably request. Upon written request, the Company shall also furnish to each owner, without cost, one set of the exhibits to the registration statement.

(c)
The beneficial or record owners of the shares of common stock or other securities being registered under Section 7(a) agree to pay all of the underwriting discounts and commissions and their own attorney fees with respect to the securities owned by them and being registered. The Company agrees that the costs and expenses that it is obligated to pay in connection with a registration statement to be filed pursuant to Section 7(a) of this Warrant include, but are not limited to, the fees and expenses of counsel for the Company; the fees and expenses of its accountants and all other costs and expenses incident to the preparation, printing, and filing under the Securities Act of the registration statement, each prospectus, and all amendments and supplements to them; the costs incurred in connection with the qualification of the securities for sale in a reasonable number of states, including fees and disbursements of counsel for the Company; and the costs of supplying a reasonable number of copies of the registration statement, each preliminary prospectus, final prospectus, and any supplements or amendments to them to the registered owners. However, the Company shall not be required to pay any expenses of any registration begun pursuant to Section 7(a) of this Warrant where the request for the registration has been subsequently withdrawn by the record owners pursuant to Section 7(a)(iv) of this Warrant. Any expenses incurred by the Company prior to a withdrawal of a request for registration by a record owner shall be paid by the record owner requesting withdrawal.

(d)
The Company and the holders of the securities underlying this Warrant agree to enter into an appropriate cross-indemnity agreement with any underwriter (as defined in the Securities Act) for the registered owners in connection with the filing of a registration statement pursuant to Section 7(a) of this Warrant.

(e)
In the event that the Company files any registration statement including in it all or any part of the shares of common stock underlying the Warrant or other securities issued or issuable upon exercise of the Warrant, the Company and each holder of these securities shall enter into an appropriate cross-indemnity agreement in which the Company shall indemnify and hold harmless Holder against any losses, claims, damages, or liabilities arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in registration statement or amendment, or any omission or alleged omission to state in the registration statement a material fact required to be stated in it or necessary to make statements in the registration statement not misleading unless the statement or omission was made in reliance upon and in conformity with written information furnished or required to be furnished by any holder. Each holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement or any amendment to it, and each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages, or liabilities arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or amendment, or any omission or alleged omission to state in the registration statement a material fact required to be stated in it or necessary to make statements in the registration statement not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished or required to be furnished by Holder expressly for use in the registration statement.

(f)
Notwithstanding the provisions of Section 7 above, if, during the pendency of any request for the registration of shares of common stock or other securities under Section 7(a), the shares of common stock or other securities proposed to be registered may be publicly sold by the holder of the security without registration under the Securities Act in a transaction pursuant to Rule 144 promulgated under the Securities Act or otherwise, Holder shall not be entitled to require the Company to register the securities pursuant to the Securities Act. However, Holder reserves the right to register the securities pursuant to the Securities Act at its own cost and the Company shall cooperate with Holder for such registration.

(g)
Nothing in this Warrant shall be construed to require Holder, who may desire to include any shares of common stock or other securities in any registration statement referred to in Sections 7(a) - (f) above, to exercise his Warrant prior to the effective date of any registration statement and Holder, at his option, to the extent permissible by law, may exercise his Warrant against payment of the proceeds of the sale of common stock or other securities pursuant to a registration statement.

8.	Transfer to Comply with the Securities Act

This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment purposes and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Corporation, setting forth the restrictions on transfer contained in this Section. The Holder understands that this Warrant and the stock purchasable hereunder constitute "restricted securities" under federal securities laws and acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resales of this Warrant and/or the stock purchasable hereunder.

All certificates representing the Warrant Shares will be endorsed with the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, PLEDGED OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION REQUIREMENTS."

9.	Payment of Taxes

The Corporation shall not be required to pay any tax or other charge imposed in connection with the exercise of this Warrant or a permissible transfer involved in the issuance of any certificate for shares issuable under this Warrant in the name other than that of the Holder, and in any such case, the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Corporation's satisfaction that no such tax or other charge is due.

10.	Notices

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon, (a) by personal delivery or telecopy, or (ii) one business day after deposit with a nationally recognized overnight delivery service such as Federal Express, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

COMPANY:	HOUSE OF BRUSSELS CHOCOLATES INC.
Attention: John Veltheer, Director
Suite 208, 750 Terminal Avenue
Vancouver, British Columbia
Canada V6A 2M5

FAX: (604) 687-0142

HOLDER:	At the address set forth above

11.	Governing Law

This Warrant shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered and its seal placed hereon by its duly authorized officer.

HOUSE OF BRUSSELS CHOCOLATES INC.
by its authorized signatory:

/s/ John Veltheer
John Veltheer
Director and Chief Operating Officer

SUBSCRIPTION FORM

TO:	HOUSE OF BRUSSELS CHOCOLATES INC.
A Nevada Corporation

Dear Sirs:

The undersigned (the "Subscriber") hereby exercises the right to purchase and hereby subscribes for _______________ common shares in the capital stock of House of Brussels Chocolates Inc. (the "Shares") referred to in the Warrant Certificate surrendered herewith according to the terms and conditions thereof and herewith makes payment by cash, certified check or bank draft of the purchase price in full for the said shares in accordance with the Warrant.

Please issue a certificate for the shares being purchased as follows in the name of the Subscriber:
NAME:
(Please Print)

ADDRESS:

The Subscriber represents and warrants to the Company that:

(a)	the Subscriber has not offered or sold the Shares within the meaning of the United States Securities Act of 1933 (the "Securities Act");

(b)
the Subscriber is acquiring the Shares for its own account for investment, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(c)
the Subscriber does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(d)	the Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of Shares;

(e)	the Subscriber is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;

(f)	the Shares were offered to the Subscriber in direct communication between the Subscriber and the Company and not through any advertisement of any kind;
(g)	the Subscriber has the financial means to bear the economic risk of the investment which it hereby agrees to make;

(h)	This subscription form will also confirm the Subscriber's understanding as follows:

(i)
the Shares have not been registered under the Securities Act or applicable state "Blue Sky" laws and, therefore, the Shares may not be resold, transferred or hypothecated without the registration of the Shares, or an opinion of counsel satisfactory to the Company to the effect that such registration is not necessary.

(ii)
Only the Company can take action to register the Shares under the Securities Act or applicable state securities law or to comply with the requirements for an exemption under the Securities Act or applicable state securities law, and the Company is under no obligation to do so, and does not propose to attempt to do so.

(iii)	The following certificates representing the Shares will be endorsed with the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, PLEDGED OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION REQUIREMENTS."

Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the Subscriber.

DATED this _______________ day of ____________________, ________  .
Signature of Subscriber:

Name of Subscriber:

Address of Subscriber: